UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 22, 2012, Green Mountain Coffee Roasters, Inc. (the “Company”) held its Annual Meeting of Shareholders of the Company (the “Annual Meeting”). As of the Record Date of January 26, 2012, there were 154,854,811 shares outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal I – Election of Directors

Shareholders approved the election of William D. Davis, Jules A. del Vecchio and Robert P. Stiller to serve as Class I directors for a three-year term to expire at the 2015 Annual Meeting.

	For	Withheld	Broker non-votes
William D. Davis	117,218,547	9,017,747	17,913,337
Jules A. del Vecchio	117,737,024	8,499,270	17,913,337
Robert P. Stiller	123,797,335	2,438,959	17,913,337

Proposal II – Advisory Vote on Executive Compensation of the Named Executive Officers

Shareholders approved, on an advisory basis, the Company’s compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company’s 2012 annual meeting proxy statement.

For	Against	Abstain	Broker non-votes
123,042,475	3,023,138	170,681	17,913,337

Proposal III – Amendment to Certificate of Incorporation to Increase Authorized Shares

Shareholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company common stock, $0.10 par value, from two hundred million shares (200,000,000) to five hundred million shares (500,000,000).

For	Against	Abstain	Broker non-votes
91,299,196	34,867,599	69,499	17,913,337

Proposal IV – Ratification of Independent Registered Public Accountants for Fiscal Year 2012

At the Annual Meeting, shareholders ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for its 2012 fiscal year.

For	Against	Abstain
142,923,265	1,170,412	55,954

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances. G Rathke
Frances G. Rathke Chief Financial Officer

Date: March 23, 2012